EXHIBIT 99.1
                                                                    ------------


                                  NEWS RELEASE

NORTH AMERICAN GALVANIZING & COATINGS, INC.
2250 EAST 73RD STREET - SUITE 300 - TULSA, OK 74136
(918)494-0964 - FAX: (918)494-3999

FOR IMMEDIATE RELEASE: Contact: Paul R. Chastain      Phone: (918)524-1506


                      NORTH AMERICAN GALVANIZING & COATINGS
                      -------------------------------------
                ANNOUNCES 2004 FOURTH QUARTER AND ANNUAL RESULTS
                ------------------------------------------------

     TULSA, OKLAHOMA, February 25, 2005 - North American Galvanizing & Coatings, Inc. (AMEX: NGA) announced today that sales increased 7.9% to $35,822,000 for the year ended December 31, 2004. Net earnings for 2004 were $403,000, or $.05 per share, compared to a net loss of $1,013,000, or $.15 per share, for 2003.

     "North American Galvanizing benefited from a modest upturn in activity from key customers serving power distribution, communications, highway and recreational markets," said the Company's President and CEO, Ronald J. Evans. "Volume for 2004 did not reflect the improvement in the economy that we expected. Based on this limited improvement in demand for galvanizing, our earnings from continuing operations rose to $403,000 for 2004 compared to a loss of $182,000 for 2003." In 2003, the Company took a charge to discontinued operations of $831,000 to write-off an abandoned plant.

     For the fourth quarter of 2004, sales increased 4.1% to $8,583,000 from $8,246,000 for the comparable quarter of 2003. A seasonal-related slowing of business activity in the final quarter of 2004, combined with increased legal expenses, resulted in a fourth quarter 2004 net loss of $142,000, or $.03 per share, compared to a net loss of $59,000, or $.01 per share for 2003.

     New Development. On Thursday, February 24, 2005 the Company announced a tentative agreement had been reached to acquire the hot-dip galvanizing assets of Gregory Galvanizing located in Canton, Ohio. Commenting on the transaction which is expected to be finalized before the end of this month, Mr. Evans said, "The Canton, Ohio multi-kettle facility will expand North American Galvanizing's service area into the northeast region of the United States. With annual sales of approximately $7,000,000, the purchase is expected to add significantly to North American Galvanizing's 2004 reported revenues of approximately $36,000,000."

     North American Galvanizing is a leading provider of hot-dip galvanizing and coatings for corrosion protection of fabricated steel products. The Company conducts its galvanizing and coating business through a network of plants located in Denver, Hurst (Dallas/Forth Worth), Houston, Kansas City, Louisville, Nashville, St. Louis and the Tulsa area. Hot-dip galvanizing provides metals corrosion protection for many product applications used in commercial, construction and industrial markets. Our home page is: www.nagalv.com.

     CAUTIONARY STATEMENT. This press release contains statements, estimates, or projections that constitute "forward-looking statements" as defined under U.S. securities laws, including, but not limited to, statements made concerning the acquisition of assets from Gregory Galvanizing and the financial impacts thereof. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from such forward-looking statements and management's present expectations or projections. These risks and uncertainties include, but are not limited to, the ability of the Company to complete the acquisition and the impact of the acquisition on the Company's future sales, as well as the risk factors described in the Company's SEC filings including the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2004.

                   NORTH AMERICAN GALVANIZING & COATINGS, INC.
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME
                                    UNAUDITED



                                                           THREE MONTHS ENDED                 YEAR ENDED
                                                               DECEMBER 31                    DECEMBER 31
                                                      ----------------------------    ----------------------------
(Dollars in Thousands, Except per Share Amounts)          2004            2003            2004            2003
------------------------------------------------      ------------    ------------    ------------    ------------
SALES                                                 $      8,583    $      8,246    $     35,822    $     33,200
   Cost of sales                                             6,449           5,874          25,814          23,833
   Selling, general & administrative expenses                1,530           1,529           5,917           5,992
   Depreciation expense                                        633             692           2,701           2,880
                                                      ------------    ------------    ------------    ------------
TOTAL COSTS AND EXPENSES                                     8,612           8,095          34,432          32,705
                                                      ------------    ------------    ------------    ------------

OPERATING INCOME (LOSS)                                        (29)            151           1,390             495
   Other income                                                 --              --             (25)             --
   Interest expense, net                                       199             156             764             654
                                                      ------------    ------------    ------------    ------------

Income (loss) from Continuing Operations
 before income taxes                                          (228)             (5)            651            (159)
   Income tax expense (benefit)                                (86)             54             248              23
                                                      ------------    ------------    ------------    ------------
INCOME (LOSS) FROM CONTINUING OPERATIONS                      (142)            (59)            403            (182)

Discontinued Operations Loss                                    --              --              --            (831)

                                                      ------------    ------------    ------------    ------------
NET INCOME (LOSS)                                     $       (142)   ($        59)   $        403    $     (1,013)
                                                      ============    ============    ============    ============

OTHER COMPREHENSIVE INCOME (LOSS)
   Unrealized holding gain on investment gain                   --              --              12               6
   Reclassification adjustment for realized
      gain included in net income                               --              --             (16)             --
                                                      ------------    ------------    ------------    ------------
Other Comprehensive Income (Loss)                               --              --              (4)              6

                                                      ------------    ------------    ------------    ------------
COMPREHENSIVE INCOME (LOSS)                           $       (142)   $        (59)   $        399    $     (1,007)
                                                      ============    ============    ============    ============

NET INCOME (LOSS) PER COMMON SHARE
Continuing Operations
   Basic and Diluted                                  $       (.03)   $       (.01)   $       0.05    $       (.03)
Discontinued Operations
   Basic and Diluted                                            --              --              --    $       (.12)
Net Income (Loss)
                                                      ------------    ------------    ------------    ------------
   Basic and Diluted                                  $       (.03)   $       (.01)   $       0.05    $       (.15)
                                                      ============    ============    ============    ============